EXHIBIT 5
Morgan Lewis
Counselors at Law
Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, PA 19103-2921
Tel: 215.963.5000
Fax: 215.963.5001
www.morganlewis.com
December 9, 2008
CSS Industries, Inc.
1845 Walnut Street, Suite 800
Philadelphia, PA 19103
Re:      CSS Industries, Inc., Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as counsel to CSS Industries, Inc., a Delaware corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “SEC”) on December 9, 2008 of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the registration of 750,000 shares of the Company’s common stock, par value $0.10 per share (the “Shares”), held by the selling stockholder identified in the Registration Statement.
In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and Bylaws of the Company and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.
We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.
Based upon the foregoing, we are of the opinion that the Shares are validly issued, fully paid and non-assessable.
The opinion expressed herein is limited to the Delaware General Corporation Law and we express no opinion with respect to the laws of any other state or jurisdiction.
We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.
Very truly yours,
/s/ Morgan, Lewis & Bockius LLP